Exhibit 10.17
AMENDED AND RESTATED FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     This AMENDED AND RESTATED FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”), is entered into between R.L. Smith McKeithen (“Executive”) and Cadence Design Systems, Inc. (“Cadence” or the “Company”).
     1. EMPLOYMENT AGREEMENT. Reference is hereby made to that certain Employment Agreement between Executive and the Company effective as of April 1, 2008 (the “Employment Agreement”). As modified by this First Amendment, the Employment Agreement is herein sometimes referred to as “Agreement”. Executive and the Company acknowledge and agree that this First Amendment supersedes in their entirety the following agreements contemplated or entered into between Executive and the Company: (a) that certain First Amendment to Employment effective October 14, 2008, and (b) that certain letter agreement dated October 15, 2008 regarding Executive’s resignation from the Company and the extension of the exercise period of certain equity awards, each of which shall no longer be of any force or effect. All terms capitalized herein but not defined herein shall have the meanings ascribed to them in the Employment Agreement.
     2. EFFECTIVE DATE. This First Amendment shall be deemed to be effective as of October 15, 2008.
     3. RESIGNATION. As of October 15, 2008 (the “Commencement Date”), Executive has resigned his position as Executive Vice President – Corporate Affairs and has been relieved of all of Executive’s authority and responsibilities in that position. The parties agree that the termination of Executive’s employment shall be construed as a “termination by the Company” under Section 4.1(a) of the Employment Agreement, and that Executive shall therefore receive, inter alia, upon the terms and conditions set forth in Subsections 4.1(a)(i)-(iii) of the Agreement, the benefits contemplated by Section 4.7 of the Agreement, as modified by this First Amendment.
     4. TERM OF EMPLOYMENT. As modified by this First Amendment, Executive’s employment under the Agreement shall terminate on the earliest to occur of:
          a. the date on which Executive resigns from all employment with Cadence; and
          b. November 30, 2008.
     5. DUTIES AND OBLIGATIONS DURING THE TERM OF EMPLOYMENT. Effective October 15, 2008, Executive shall continue as an employee of the Company and shall assume the position of Special Advisor to the General Counsel. In this position, Executive will render those services as reasonably requested by Cadence’s General Counsel on an as-needed basis. It is anticipated that the services will relate to the winding up of work performed in Executive’s prior position and the orderly transition of such work to other Cadence employees. Executive’s time rendering those services shall be not less than 20 hours per week. Any hours in addition to the minimum shall be subject to mutual agreement between Executive and the

Company, but Executive acknowledges that the compensation payable under paragraph 6 of this First Amendment shall not be modified thereby. Executive and Cadence agree that neither party anticipates that Executive will resume full-time employment with Cadence in the future.
     6. COMPENSATION. In consideration of and as compensation for the services to be provided by Executive during the remainder of his employment, Cadence will, from the Commencement Date through the period ending November 30, 2008, pay Executive a monthly salary of $33,333.33, less applicable tax withholdings and deductions, payable in accordance with Cadence’s regular payroll schedule, commencing on the first pay date following the Effective Date. The Company and Executive acknowledge and agree that such payments shall be deemed payments of base salary for purposes of Section 4.7(c) of the Employment Agreement.
     7. EXTENSION OF EXERCISE PERIOD. The last sentence of Section 4.7(a) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:
Executive shall be entitled to exercise his vested options and other stock awards (including such options and other stock awards whose vesting was accelerated pursuant to this Section 4.7(a)) during the period from November 30, 2008 (i) through and including February 28, 2010 or (ii) until the maximum term of the option or other stock award, whichever is shorter. This Section 4.7(a) shall have no effect on Executive’s options or stock awards other than as explicitly provided herein.
     IN WITNESS WHEREOF, the parties have executed this First Amendment, to be effective as set forth above.

Dated: October 20, 2008	Dated: October 20, 2008

R.L. Smith McKeithen	CADENCE DESIGN SYSTEMS, INC.

/s/ R.L. Smith McKeithen	By:	/s/ James J. Cowie
James J. Cowie
Sr. Vice President & General Counsel

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